Exhibit 4.16 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following summary describes the common stock, par value $0.01 per share, of Cencora, Inc. (“Cencora,” “we,” “us,” and “our”), which are the only securities of Cencora registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation (which we refer to as our “certificate of incorporation”) and our amended and restated bylaws (which we refer to as our “bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.16 is a part. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware (which we refer to below as the “DGCL”). Authorized Capital Stock We are authorized to issue a total of 610,000,000 shares of capital stock consisting of 600,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Common Stock Our authorized common stock consists of 600,000,000 shares of common stock, par value $0.01 per share. Each outstanding share of common stock is entitled to one vote per share. Except as may be provided in a certificate of designations for a series of preferred stock, the holders of common stock have the exclusive right to vote for the election of directors and for all other purposes as provided by law and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of Cencora as may be declared by the board of directors from time to time out of the legally available assets or funds of Cencora. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock are entitled to receive ratably all assets of Cencora available for distribution to its stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts. Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock. Preferred Stock Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Subject to the limits imposed by the DGCL, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. As of the date of the Annual Report on Form 10-K of which this Exhibit 4.16 is a part, no shares of preferred stock are outstanding.

2 Certain Anti-Takeover Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law The following is a summary of certain provisions of our certificate of incorporation, bylaws and the DGCL that may have the effect of delaying, deterring or preventing hostile takeovers or changes in control or management of Cencora. Such provisions could deprive our stockholders of opportunities to realize a premium on their stock. At the same time, these provisions may have the effect of inducing any persons seeking to acquire or control us to negotiate terms acceptable to our board of directors. Throughout the summary we have included parenthetical references to sections of our certificate of incorporation and bylaws to help you locate the provisions being discussed. Undesignated Preferred Stock Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval. Any such designation and issuance of shares of preferred stock could delay, defer or prevent any attempt to acquire or control us. (Section 4.03 of our certificate of incorporation). Vacancies on the Board of Directors Our certificate of incorporation and our bylaws provide that, subject to any rights of holders of our preferred stock, any vacancies in our board of directors for any reason will be filled only by a majority of our directors remaining in office, and directors so elected will hold office until the next election of directors. The inability of our stockholders to fill vacancies on the board of directors may make it more difficult to change the composition of our board of directors. (Section 5.06 of our certificate of incorporation and Section 3.12 of our bylaws) No Cumulative Voting Our certificate of incorporation and bylaws do not provide for cumulative voting. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. (Section 6.01 of our certificate of incorporation and Section 2.09 of our bylaws) No Stockholder Action by Written Consent Our certificate of incorporation and our bylaws provide that our stockholders may not act by written consent which may require our stockholders to wait for a regularly scheduled annual meeting to change the composition of our board of directors. (Section 6.03 of our certificate of incorporation and Section 2.10 of our bylaws) Ability to Call Special Meetings of Stockholders Our certificate of incorporation and our bylaws provide that special meetings of stockholders may be called at any time by our board of directors pursuant to a resolution duly adopted by a majority of the members of our board of directors and our stockholders holding at least 25% of the outstanding shares of common stock, subject to the procedures and other requirements set forth in our bylaws. (Section 6.03 of our certificate of incorporation and Section 2.02 of our bylaws) Advance Notification of Stockholder Nominations and Proposals Our certificate of incorporation and our bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by our stockholders, subject to certain limited exceptions, the stockholders must give notice to us not less than 90 days nor more than 120 days prior to the anniversary of our previous annual meeting of stockholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the stockholder who is proposing the nomination. (Section 6.04 of our certificate of incorporation and Section 2.03 of our bylaws) Amendments to Bylaws Our certificate of incorporation and our bylaws provide that our board of directors is expressly authorized to make, alter, amend or repeal the bylaws without the assent or vote of our stockholders. Our certificate of

3 incorporation and our bylaws also provide that our stockholders may, at any annual or special meeting, make, alter, amend or repeal the bylaws by the affirmative vote of a majority of the votes cast for and against the adoption, alteration, amendment or repeal by the holders of shares of our stock present in person or represented by proxy at a meeting of our stockholders and entitled to vote on the adoption, alteration, amendment or repeal. (Section 11.01 of our certificate of incorporation and Section 10.01 of our bylaws) Business Combinations under Delaware Law We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, and sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interested stockholder. Under Section 203, an “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock. This prohibition is effective unless: • the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder; • upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or • at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change- in-control attempts that are not approved by a company’s board of directors. A corporation can elect to have Section 203 of the DGCL not apply to it by expressly providing so in its certificate of incorporation or bylaws; we have not made such an election. (Section 9.01 of our certificate of incorporation) Limitation of Personal Liability of Directors and Officers Our certificate of incorporation provides that our directors are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL and our certificate of incorporation do not permit exculpation for liability: • for any breach of the director’s duty of loyalty to us or our stockholders, • for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, • under section 174 of the DGCL, which pertains, among other things, to liability for the unlawful payment of dividends, or • for any transaction from which the director derived an improper personal benefit. (Section 7.01 of our certificate of incorporation)

4 In addition, subject to certain exceptions set forth therein, our certificate of incorporation provides that we will indemnify any person who is or was a director or officer of ours, or is or was serving at our request as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves us or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person’s heirs, executors and personal and legal representatives. (Section 7.02 of our certificate of incorporation) In addition, our certificate of incorporation provides that we may advance to a director or officer expenses incurred in defending any action in advance of its final disposition. (Section 7.03 of our certificate of incorporation) The limitation of liability, indemnification and advancement of expenses provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions. Forum Selection Our bylaws provide, unless we consent in writing to an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks subject matter jurisdiction, another state court located in the State of Delaware or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware), excluding any complaint asserting a cause of action arising under Securities Act of 1933, as amended, for which the federal district courts of the United States of America shall be the sole and exclusive forum. (Section 9.06 of our bylaws) Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions. Transfer Agent and Registrar Computershare serves as the registrar and transfer agent for our common stock. Stock Exchange Listing Our common stock is listed on the New York Stock Exchange under the trading symbol “COR.”